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                                  EXHIBIT 23.1



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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 25, 2002, accompanying the financial statements included in the Annual Report of Hi-Shear Technology Corporation on Form 10-KSB for the year ended May 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hi-Shear Technology Corporation on Form S-8 (File No. 33-868989).




/S/ Grant Thornton
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Los Angeles, California
August 29, 2002